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                                                                    EXHIBIT 99.1

              NEWS
                                                                        CONTACT:
                                                                       R.F. WALK
                                                     DIRECTOR, CORPORATE AFFAIRS
                                                                  (216) 861-8734
                                                          RWALK@OGLEBAY.ONCO.COM


                  OGLEBAY NORTON COMPANY SUBSIDIARY TO SELL TWO
                           LIME PRODUCTION FACILITIES

                    SALES EXPECTED TO CLOSE BY JULY 31, 1999

         CLEVELAND, OHIO; JUNE 9, 1999: Oglebay Norton Company (NASDAQ:OGLE) today announced that it has entered into an agreement in principle to sell the stock of Global Stone Detroit Lime Company and Global Stone Ingersoll Ltd. for $62 million to Carfin S. A., a Belgian corporation that is a member of the Carmeuse Group. Oglebay will also receive an option to acquire the Carmeuse/Lafarge lime and limestone operations and assets located in San Antonio, Texas. The sale, which is subject to certain third-party approvals and regulatory filings, is expected to close by July 31, 1999.

         John N. Lauer, Chairman, President and Chief Executive Officer of Oglebay Norton Company, commented: "We are a growth-oriented company with a clear vision to acquire and continue to manage assets with significant growth potential. As we evaluated our portfolio, we concluded that both Detroit Lime and Ingersoll, while valuable assets, would enjoy better growth prospects with Carmeuse."

         Jacques Germay, Chairman and Chief Executive Officer of the Carmeuse North American Group, stated: "Both of these operations are good additions to Carmeuse's North American portfolio of lime and limestone companies."

         Oglebay Norton Company acquired Global Stone Corporation in the second quarter of 1998. At the time, Global Stone had seven lime and limestone operations, including Global Stone Detroit Lime and Global Stone Ingersoll.

         According to David H. Kelsey, Vice President and Chief Financial Officer of Oglebay Norton, the proceeds of the sale will be used to pay down debt incurred in the company's six recent acquisitions. Oglebay Norton will not recognize a gain or loss on the sale.


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         Mr. Kelsey noted: "This transaction is consistent with our financial goals to decrease leverage and to more than double earnings per share from 1998 to 2002." He added: "The sales price for these two facilities recovers the company's investment in these facilities and will favorably impact interest expense and goodwill amortization. These savings more than offset the prospective earnings from the two facilities, and thus, the transaction will be modestly accretive to earnings."

         Mr. Lauer concluded that: "While we will use the proceeds of the sale to pay down debt, we continue to seek strategic growth opportunities, which meet our financial and revenue diversification objectives."

         Oglebay Norton Company, a Cleveland, Ohio-based company, is a leading supplier of essential natural resources for industrial and commercial customers. Through its three operating segments, Lime and Limestone, Marine Services, and Industrial Sands, it serves the environmental technologies, construction, oil and gas, ceramic, chemical, glass, electric utility and steel industries.

         In 1998, the company reported revenue of $239 million and earnings per share of $2.51. At its 1999 Annual Meeting, Mr. Lauer stated that one of the company's financial objectives was to more than double 1998 earnings per share by 2002.

                                   ***********

         Mr. Lauer will host a conference call with analysts at 9:00 a.m. on Thursday, June 10, 1999 which will be webcasted live in listen only mode via the Oglebay Norton Company website. It also will be available for replay starting at noon, Thursday, June 10, 1999 until midnight, Thursday, June 17, 1999 on the website and via AT&T conferencing services. To access the live or taped webcast, go to the Oglebay Norton Company website at www.oglebaynorton.com and click the conference call button on the home page. To access the replay via telephone, dial 1-800-475-6701, from within the United States and 1-320-365-3844, from outside the United States. The Access Code is 454261.

                                  ************

CERTAIN STATEMENTS CONTAINED IN THIS RELEASE ARE "FORWARD-LOOKING" IN THAT THEY REFLECT MANAGEMENT'S EXPECTATIONS AND BELIEFS REGARDING THE FUTURE PERFORMANCE OF THE COMPANY AND ITS OPERATING SEGMENTS. FORWARD-LOOKING STATEMENTS ARE NECESSARILY SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE THE CONTROL OF THE COMPANY, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. WEATHER, OIL PRICES, STEEL PRODUCTION, GREAT LAKES AND MID-ATLANTIC CONSTRUCTION ACTIVITY, THE CALIFORNIA ECONOMY AND POPULATION GROWTH RATES IN THE SOUTHWESTERN UNITED STATES, ALL CAN IMPACT REVENUES AND EARNINGS. IN ADDITION, BECAUSE CERTAIN REGULATORY AND OTHER THIRD-PARTY APPROVALS ARE REQUIRED BEFORE CONSUMMATING THIS TRANSACTION, IT IS POSSIBLE THAT THE EVENTS CONTEMPLATED HEREIN WILL NEVER TRANSPIRE. PLEASE REFER TO THE COMPANY'S CURRENT AND SUBSEQUENT SEC FILINGS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, FOR FURTHER INFORMATION.

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